BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS
YEAR-END AND FOURTH QUARTER EARNINGS

HONOLULU, HAWAII, December 21, 2017 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported net earnings of $1,171,000, $0.14 per share, for the year ended September 30, 2017, as compared to a net loss of $3,615,000, $0.44 per share, for the year ended September 30, 2016.  For the quarter ended September 30, 2017, Barnwell reported net earnings of $657,000, $0.08 per share, as compared to a net loss of $1,373,000, $0.17 per share, for the quarter ended September 30, 2016.

Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, "We are pleased to report a net profit for our fourth quarter and the full year.  The net earnings of $1,171,000 for the year ended September 30, 2017 as compared to last year's loss of $3,615,000 was largely due to a $2,093,000 increase in land investment segment operating profit due to a $2,500,000 payment received from the Kukio Resort, KD II land development partnership whereas last year there was no such payment.  Additionally, in the current year the Company had a $527,000 gain on the sale of its New York office and last year we had a $1,154,000 impairment of our oil and natural gas properties due to low oil prices, whereas the only impairment in the current year was $155,000 related to the vacant house lot; additionally in the current year both our oil and natural gas and contract drilling segments had operating profits, before general and administrative expenses, while in the prior year they both had operating losses.  Last year's results also included $5,700,000 in revenues from the sale of the second of two luxury homes developed by the Company which generated a nominal profit.
"Equity in income from affiliates decreased $348,000 in fiscal 2017 as compared to the prior year due the sale of fewer lots by Kukio.  Equity in income from affiliates was $2,276,000 in 2017 as one of two larger lots developed by the Kukio Resort land development partnerships was sold for $20,975,000; we have a 19.6% non-controlling ownership interest in these partnerships.  While equity in income from affiliates has no impact on cash, this sale by the Kukio Resort land development partnerships enabled these partnerships to make $3,619,000 in cash distributions to the Company in fiscal 2017.

Barnwell Industries, Inc.

"The improvement in the Company's results for the quarter ended September 30, 2017 to net earnings of $657,000, as compared to a $1,373,000 net loss in the three months ended September 30, 2016, was due the aforementioned $2,500,000 payment received from the Kukio Resort, KD II land development partnership; there was no such payment in the prior year's quarter.
"Barnwell had cash, cash equivalents and certificates of deposit of just over $20,694,000 and working capital of $20,344,000 at September 30, 2017."
The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS

	Year ended			Three months ended
	September 30,			September 30,
	2017	2016		2017	2016

Revenues	$13,030,000		$13,627,000	$4,371,000	$1,696,000

Net earnings (loss)	$1,171,000		$(3,615,000)	$657,000	$(1,373,000)

Earnings (loss) per share – basic and diluted	$0.14	$	(0.44)	$0.08	$(0.17)

Weighted-average shares and
equivalent shares outstanding -
Basic and diluted	8,277,160		8,277,160	8,277,160	8,277,160